UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 28, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2021, the Orbital Energy Group, Inc. ('the Company") Board of Directors appointed Jerry Sue Thornton and La Forrest V. Williams to the Company Board of Directors ("the Board") as independent directors. The Board has determined that Dr. Thornton and Mr. Williams meet the independence standards adopted by the Board within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market and Item 407(a) of Regulation S-K. Dr. Thornton and Mr. Williams will serve on the Nominating Committee. No other committee assignments have been made at this time.

There are no arrangements or understandings between Dr. Thornton or Mr. Williams and any other person pursuant to which they were appointed as directors. There are no transactions in which Dr. Thornton or Mr. Williams has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). For their service as non-employee, independent directors, Dr. Thornton and Mr. Williams shall each receive the pro rata portion of the annual Director Compensation of $100,000, payable quarterly, 50% in cash payment and 50% in Company equity.

Jerry Sue Thornton

Dr. Jerry Sue Thornton earned her B.A. and M. A. in Communications from Murray State University (Kentucky) and Ph.D. in Higher Education Leadership/Administration from The University of Texas (Austin).  She earned a post-doctorate certificate from Harvard University.

Dr. Thornton is President of DreamCatcher Education Consulting providing professional development, coaching and mentoring for newly appointed presidents of colleges. She is President Emeritus of the Cuyahoga Community College District serving from 1992 to 2013 which is headquartered in Cleveland, Ohio. The College serves over 30,000 students on four campuses with a budget over $300 million. She brings over 45 years of experience in leading and managing higher education institutions in Chicago, Minnesota and Ohio with a focus on workforce training and professional education.

She also has extensive corporate board service beginning in 1992 with National City Bank/Corporation, Office Max, American Greetings and Bridgestreet Worldwide, Inc. until those companies had a change of control. She later served on the Boards of American Family Insurance, Applied Industrial Technologies, Inc., Republic Powdered Metals, (RPM, Inc.) and First Energy. She is currently serving on the Boards of Barnes and Noble Education (BNED) and Parkwood LLC (an Ohio financial planning company).

Gaining extensive business experience through her board director services of public and private companies, she has been a member of compensation, nominating and governance and audit committees. From manufacturing through distribution; industrial through commercial; financial through merchandizing and energy, Dr. Thornton has amassed over 29 years of business experience. During that tenure, she has served on Special Committees of the Board of Directors involved in acquisition.

Dr. Thornton brings to the Board of Directors broad leadership and business skills as well as an extensive background in workforce/talent acquisition, development and evaluation/assessment.

La Forrest V. Williams

Mr. Williams is a veteran executive of the communications, computer and information assurance business of the Department of Defense and Intelligence community. He served in the civilian Defense Intelligence Senior Executive Service and the United States Air Force senior officer corps as a communication/computer intelligence and information assurance strategist for more than 40 years. His activity in information assurance became a nexus with the vulnerabilities of the energy grid.

His accomplishments include serving as a leader in the original merging of communications and computer systems technology into one management structure for the United States Air Force. His energy focus evolved through his engagement in studying cybersecurity threats to our energy grid during his career at the National Security Agency. Mr. Williams has a history of leadership positions which includes, Chief Information Officer (CIO) of the National Security Agency (NSA), Director of Information Assurance for the U.S. European Command and Director of Legislative Affairs for the National Security Agency. Mr. Williams' experience includes leading a military Communications Group of more than 500 technicians and staff, supporting Nellis Air Force Base Nevada networks. He has installed, managed, upgraded and secured communication cable and space networks worldwide; to include the United States, Europe and South Pacific.

Mr. Williams holds a B.S. degree in Business Administration from San Jose State University and an M.S. Degree in Technology of Management Information Systems from the American University, Washington D.C. He has served at the forefront in the Information Age and was an early leader at NSA in advocating concern about the vulnerability of our nation's energy grid. His advocacy led to the formation of customer assistance teams that he established to advise on the survivability of energy systems of national security concern. He later joined the National War College faculty in 2010 to teach National Security Strategy as a visiting Professor until 2013.

He is a proven results-oriented leader with broad experience as an Air Force Colonel and three years of Board of Director experience with The Government Employees Benefit Association for federal employees. In his spare time, he is a volunteer Docent at the Smithsonian Institute in Washington D.C. and gives tours through the National Museum of American History.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release announcing the appointment of Jerry Sue Thornton and La Forrest Williams to Orbital Energy Group Inc.'s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 3rd day of August 2021.

Orbital Energy Group, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer